EXHIBIT 10.6 EMPLOYMENT AGREEMENT BETWEEN Harrison Digicom AND John Alkire
THIS AGREEMENT, dated as of January 1, 1999, is entered into between Harrison Digicom, Inc. whose address is 305 Cadillac Suite 0-205A, Costa Mesa, CA
92626, hereinafter ("Company"), and JOHN C. ALKIRE, whose address is 11176 McGee River Circle, Fountain Valley, CA 92708, hereinafter ("Director"). 1.Employment
(a) Company hereby employs Director to serve as Sr. Director of the Martin Communications Subsidiary grade E10 and, and to perform, subject to the overriding directions and authority of the board of trustee(s) of the Company, the duties and responsibilities commensurate with such position such employment shall be for the period commencing on January 1, 1999, (the "Commencement Date"), part time for the month of January 1999 at $4,000.00 and thereafter Compensation in Paragraph 2. and ending five years from the Commencement Date (the "Term") (each year of which Term shall be referred to hereinafter as a "Term Year"), unless such employment is sooner terminated as provided in this Agreement.

(b) Director hereby accepts employment under this Agreement and agrees to devote Director's best efforts and his full time and attention to the business and affairs of Company, as such business and affairs now exist and as they may be hereafter changed or augmented, under and pursuant to the general direction of the Board of directors of the Company (the "Board"). Company shall retain full direction and control of the manner, means and methods by which Director performs the services for which Director is employed thereunder and of the place or places at which such services shall be tendered.

2.  Compensation
Director shall be paid at the yearly rate of $96,000.00 (US Dollars), payable at semimonthly intervals during the term of employment and shall be reviewed annually. Director shall, in addition to his annual salary, be entitled to an annual bonus as awarded by the Board of Directors. Bonus shall be based on the performance of company before taxes and extraordinary items. Director shall be awarded 55% of base salary as a annual bonus, based on performance of company as per approved plan as directed by the Board of Directors. Such bonus shall be paid within 90 days after the expiration of each Term Year. Bonus may be award as cash payment or stock or any combination thereof. Director shall further be entitled to stock options of 50,000 shares at a purchase price of $1.00. One fifth (1/5) of such awards shall be awarded on the Commencement Date of each anniversary for this contract duration and all shall be exercisable for a period of five years thereafter.

(a) Reimbursements. Director, shall be entitled to reimbursement for reasonable travel and other business expenses incurred by Director in the performance of his duties under this Agreement in accordance with the general policy of Company, as it may change from time to time.

(b)Withholding. Company shall be entitled to withhold from any compensation thereunder such amounts on account of payroll taxes, income taxes and other similar matters as are require to be withheld by applicable law.
(c) Insurance. Company may, at its discretion, secure at its own expense a "key-man" insurance policy upon the life of Director, payable to Company in the event of Director's death. Director agrees that any such insurance policy shall be for Company's benefit only, and acknowledges that no person claiming by or through Director shall have any right to the proceeds of such insurance policy. Director agrees to execute all documents and take all acts reasonably requested by Company to secure and enjoy the by.

(d) Vacation. Director shall be entitled to a vacation in accordance with current company per calendar year.
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(e) Benefit Plans.  Director and designated dependents shall be entitled to participate in the Company's health insurance, and life insurance plans and other benefit plans as may from time to time be adopted for similarly situated employees of company during the course of his employment. The amount and extent of benefits to which Director is entitled shall be governed by the company's specific benefit plan and any amendments thereto. Nothing in this Agreement shall preclude Company or any affiliate of Company from terminating or amending any employee benefit plan or program at any time or from time to time.

3.  Confidentiality
(a) The Executive acknowledges that in the course of his employment he will acquire information about certain matters and things which are confidential to the Company and which information is the exclusive property of the Company. Further, the Director acknowledges that the Company's business depends significantly upon the maintenance of trade secrets, technical innovations and other confidential proprietary information that the Company has developed at great expense. The Director further acknowledges that the Company has developed a close and valuable relationship with many of its customers and suppliers.

(b) The Company acknowledges that in the course of Directors employment they will acquire information about certain matters and things which are confidential to the Director and which information is the exclusive property of the Director. Further, the Company acknowledges that the Director's relationships are confidential proprietary information that the Director has developed at great expense. The Company further acknowledges that the Director has developed a close and valuable relationship with many other key Directors and Executives and they shall remain the confidential property of the Director.
(c) In partial consideration for the Director's employment hereunder, the Director and Company in considering those matters set out in subparagraph (a) hereof, covenants and agrees that he will not, at any time during the term of his employment by the Company and for a period of two (2) yews thereafter, reveal, divulge or make known to any person or entity other than the Company and its duly authorized employees) or make use of for his own or any other's benefit, the Company's list of customers and suppliers or its trade secrets, production processes and materials, formulae, research techniques or accomplishments, markets or marketing plans, present and future, technical and business information relating to the Company's services or products, research and development, potential business ventures, or his knowledge of any of the other business or financial affairs of the Company, or any other information regarded by the Company as confidential, which during this employment pursuant hereto is made known to the Director (the "Confidential Information"). For greater certainty, Director and Company shall maintain in confidence and will not disclose or use, without the prior express written consent of Director or Company, any Confidential Information whether or not it is in written or permanent form, except to the extent required to perform duties on behalf of Company in Director's capacity as an employee. Confidential Information includes, without limitation, any information, not generally known in the relevant trade or industry, which was obtained from Company, or any of its affiliates, or which was, discovered, developed, conceived, originated or prepared by Director in the scope of his employment. Upon termination of Director's employment or at the request of Company before termination, Director will deliver to Company all written and tangible material in his possession incorporating Confidential Information or otherwise relating to Company's business. These obligations with respect to Confidential Information extend to information belonging to customers and suppliers of Company who may have disclosed such information to Executive as the result of his status as an employee of the Company.

4.  Director's Business Activities.
(a) Director shall devote such professional time, attention and energy as required by the business and affairs of Company, as its business and affairs now exist and as they hereafter may be changed. Director shall not, during the
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term of this agreement, engage in any other business activity in the related industry without disclosure.

(b) Director agrees that, at no time during the term of his employment with the Company he will not (without the prior written consent of the Company) directly or indirectly, in any manner whatsoever, including, without limitation, enter into the employment of or render services to or either individually or in partnership or jointly or in conjunction with any other Person, as principal, agent, shareholder, employee or in any other manner whatsoever, carry on or be engaged in the same or substantially similar business which may be carried on by the Company or any business competitive with the business now carried on by the Company (a "Competitive Business,"), or be concerned with or interested in or lend money to, guarantee the debt or obligations of or permit his name or any part thereof to be used by any person, persons, firm, association, syndicates company Or corporation engaged or concerned with or interest in a Competitive Business. The Company does acknowledge that his relationships that are disclosed in the agreement are exempt for this article.

5. Interference with Company's Business
(a) During the term hereof, or at any time thereafter, Director shall riot, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed (whether as a consultant, employee, agent or otherwise) by Company in a Competitive Business of the Company.

(b) Director will not at any time during the term of his employment with the Company or at any time thereafter for himself, or on behalf of any other Person, divulge any name or names of any or all of the customers of the Company or knowing solicit, interfere with or attempt to entice away from the Company in any manner whatsoever, any customer or supplier or any Person in the habit of dealing with the Company or known by him to be about to deal with the Company.

6. Termination of Employment by Company.
(a) Notwithstanding anything here into the contrary, Company may terminate Director's employment hereunder for cause at any time. Sufficient "cause" for termination of Director's employment hereunder shall include, but is not limited to Director's violation of any provision of this Agreement, Director's conviction for any criminal violation other than minor traffic violations, or in the event Director is guilty of misconduct or neglect or dereliction of his duties hereunder, or for any course which would entitle Company at law to terminate the employment of Director. Upon said termination, Company shall be under no obligation to Director, except to pay Director's accrued salary and stock to the date of termination, plus one year of salary. Upon said termination, Company shall be under no further obligation to the Director, except for the obligations set forth in Paragraphs 3, 4 and 5 hereof.
(b) Notwithstanding anything herein to the contrary, Director may terminate his employment hereunder at any time in the event that the Company violates any provision of this Agreement, Upon said termination, Director shall be under no further obligation to the Company, except for the obligations set forth in Paragraphs 3, 4 and 5 hereof.

7.  Disability
If Director shall be prevented during the period of employment hereunder from properly performing services hereunder by reason of illness or other physical or mental incapacity for a period of more than 30 consecutive days in any 60 day period, then Director's salary shall be paid up through the last day of the year in which the thirtieth (30th) consecutive day of incapacity occurs, and thereafter Company's obligations hereunder shall cease and terminate. If Director becomes disabled and unable to perform the Director's duties during the term of this Agreement, Director will be eligible to participate in the disability plans or programs applicable to employees of Company, if any.
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8.  Death of Director
(a) In the event of the death of Director during the period of his employment hereunder, Director's shall be paid up through the end of this contact in the 30 days in which the date of death occurs, and thereafter Company's obligations hereunder shall cease and terminate. Director's heirs or personal representatives shall perform Director's obligations under Section 3 of this Agreement to return the materials therein described by Company upon Company's request.

(b) Notwithstanding Subparagraph (a), in the event of the accidental death of the Director while traveling on behalf of the Company and while in the performance of his duties on behalf of the Company, the heirs or personal representatives of the Director shall be entitled to receive, as a lump sum payment of, the balance of the salary and stock then owing to the Director for the balance of the Term.

9.  Assignment and Transfer
(a) Director's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer, or delegation thereof shall be void.
(b) This Agreement shall inure to the benefit of, and be enforceable by, any purchaser of substantially all of Company's assets, any corporate successor to Company or any assignee thereof.

10.  Obligations Surviving Expiration or Termination
Director's and Company's obligations under Section 3, relating to proprietary information, and Sections 4 and 5 shall survive expiration or termination of this Agreement and termination of employment hereunder for any reason. All such obligations shall be binding upon Director's heirs and personal representatives and shall inure to the benefit of Company's successors and assigns.
11.  No Inconsistent Obligations
Director represents and warrants that there exist no obligations, legal of otherwise, inconsistent with the terms of this Agreement or with Director undertaking employment with Company. Director will not disclose to Company, or use, or induce Company to use, any proprietary information or trade secrets of others.

12. Obligations of or to Other Entities: Indemnification. Director represents and warrants that there exist no obligations or liabilities of or claims against, and that Director has no obligations of any kind to, any corporation, partnership or other business entity, of which Director is or was a principal shareholder, partner or principal owner, other than those which have been disclosed in writing to Company.

13. Notwithstanding anything to the contrary herein, in the event there is a change of control of the Company prior to the expiration of the Term, the Director shall be entitled, by ninety (90) days' notice in writing given to the Company within thirty (30) days following the aforementioned change of control, to terminate his employment with the Company. In the event of such termination, the Director shall be entitled to receive, as at the date of such termination, a lump sum payment equal to the balance of the salary then owing to the Director for the remainder of the Term. In addition, at the date of such termination, all options granted to the Director pursuant to Paragraph 2 that have not then vested in the Director shall be deemed to have been vested and to be immediately exercisable by the Director. If Director has any stock of any class, restricted and non restricted it shall be deemed to have been vested and to be immediately exercisable by the Director. As used herein, "change of control" means any change of responsibility or position that is not preapproved by the Director in writing.

14.  Miscellaneous
(a) Legal Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation or arbitration to enforce this Agreement, the party or parties
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prevailing In such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable legal fees and costs in such litigation or arbitration from the party or parties against whom enforcement was sought.

(b) Governing Law. This Agreement shall be governed by and construed according to the laws of the United States and shall be treated as an Nevada contract.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements between them respecting the subject matter hereof.

(d) Amendments. This Agreement may be amended only by a writing signed by Director and by a representative of Company duly authorized.
(e) Severability. If any term, provision, or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons, places and circumstances shall remain in full force and effect.

(f) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against Company or Executive. "Person" or "persons" shall mean any person, firm, partnership, trust, government, corporation or other legal entity, including any combination of them.

(g) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(h) No waiver. No failure or neglect or either party hereto to any instance to exercise any right, power, or privilege hereunder or under law shall constitute a waiver of any other right, power, or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of Company, by an officer of Company (other than Director ) or other person duly authorized by Company.

(i) Remedy for Breach. The parties hereto agree that, in the event of breach or threatened breach of any covenants of Director, the damage or imminent damage to the value and the goodwill of Company's business shall be inestimable, and that therefore any remedy at law or in damages shall be inadequate. Accordingly, the parties hereto agree that Company shall be entitled to injunctive relief against Director in the event of any breach or threatened breach of any such provisions by Director, in addition to any other relief (including damages) available to Company under this Agreement or under law.

(j)Notices. Any notice, request, consent, or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by carried or registered mail, with postage prepaid, to Director's residence (as noted in Company's records), or to Company's principal office, as the case may be.

(k)Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as any reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or any become, a party.

(l)Advice of Counsel. Director acknowledges that he has had the opportunity to consult legal counsel of his choice with regard to this agreement, that he has read any understood his agreement, and that he is fully aware of its legal effect and that he has entered into it freely and voluntarily and based on his own judgment, with advice of counsel, and not based on any representations or promises by Company, or third parties, other than those contained in this agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

DIRECTOR
/S/JOHN C. ALKIRE
JOHN C. ALKIRE
Employee

/s/JOHN MARTIN
JOHN MARTIN
President Martin Communications

/S/HOWARD FRANTOM
HOWARD FRANTOM
Chairman Martin Communications

/S/JOHN BUSH
JOHN BUSH
President/CEO
Harrison Digicom, Inc.